EXHIBIT 23.1





                                            CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the:

      (i)   Registration  Statement  No.  33-29287  on Form  S-8  and  related
            Prospectus  with  respect  to  the  1989  Long  Term   Performance
            Incentive Plan of NL Industries, Inc.; and

      (ii) Registration Statement No. 33-25913 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. Retirement Savings Plan; and

      (iii) Registration Statement No. 333-65817 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. 1998 Long-Term Incentive Plan; and

      (iv)  Registration  Statement  No.  33-48145  on Form  S-8  and  related
            Prospectus   with  respect  to  the  NL   Industries,   Inc.  1992
            Non-Employee Directors Stock Option Plan.

of our report dated February 29, 2000, which includes an explanatory paragraph for the 1997 change in accounting for environmental remediation costs in accordance with Statement of Position 96-1, on our audits of the consolidated financial statements and financial statement schedules of NL Industries, Inc. as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K.





                                    PricewaterhouseCoopers LLP



Houston, Texas
March 16, 2000